                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [x] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DOMINION BRIDGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                               September ___, 1997

Dear Fellow Stockholders:

         We, all the members of your Board of Directors, are writing to urge you to once again reject the consent solicitation being conducted by the committee calling itself "The Committee to Revitalize Dominion Bridge Corporation" (hereinafter referred to as the "Committee" or the "Kuhns Group") and, whether or not you have previously given the Committee your consent, to sign and return the enclosed gold Revocation of Consent on behalf of the Board of Directors of Dominion Bridge Corporation.

         As further described below, the Board strongly opposes the Committee's efforts to wrest control of your Company.


      On August 19, 1997, time ran out on the Committee's first consent solicitation. After waging a campaign of viscous personal attacks, scurrilous and untrue rumor and innuendo and false promises of future shareholder value and the alleged benefits of implementing an unfunded and extraordinarily vague business plan, the stockholders have spoken by flatly rejecting the Committee's proposal. Not surprisingly, the Committees's terrorists tactics caused a major disruption to the smooth operation of the Company's business by unnecessarily diverting management's attention away from running the Company, raising unfounded concerns amongst the Company's customers and suppliers and causing the needless expenditure of hundreds of thousands of dollars to counter the Committee's allegations.



         Having successfully defeated the Committee, your Board of Directors and senior management are once again one hundred percent focused on successfully implementing their business plan, improving shareholder value and mending the customer and supplier relations which were damaged by the Committee's smear campaign. By initiating a second solicitation seeking stockholder approval for an identical proposal, the Committee will further damage your Company, reduce the value of your investment in the Company and require the needless expenditure of precious human and capital resources. These self-serving and misguided actions by a minority of dissident shareholders serve no legitimate corporate purpose and, simply put, are a terrible waste of time and resources. The Board strongly opposes the Committee's efforts and urges you NOT to sign any [WHITE] consent card sent to you by the Committee and to sign and return the GOLD Revocation of Consent Card enclosed herewith.

      WHILE THE COMMITTEE HAS BEEN BUSY DISRUPTING THE COMPANY'S BUSINESS,
       YOUR BOARD OF DIRECTORS AND SENIOR MANAGEMENT HAVE MADE SIGNIFICANT STRIDES IN ITS EFFORTS TO ENHANCE SHAREHOLDER VALUE AND RETURN THE
                            COMPANY TO PROFITABILITY


         Against this backdrop, over the past few months, your Board of Directors and senior management have made significant progress in enhancing shareholder value and returning the Company to profitability. In this regard, consider the following:



- On June 19, 1997, the Company retained the investment banking firm of Legg Mason Wood Walker, Incorporated ("Legg Mason") to explore strategic alternatives to enhance shareholder value. Recognizing the need for responsiveness on this matter, the Board also formed a special committee of independent directors (the "Special Committee") charged with the exclusive responsibility to work with and monitor the progress of Legg Mason. In its initial report to the Board of Directors, Legg Mason recommended that the Company seek a strategic investment partner or pursue a sale of the Company. In this connection, a number of inquiries have been received which are currently being analyzed and considered by both Legg Mason and the Special Committee.

- After extensive negotiations, the Company has executed a letter of intent with BNY Financial Corporation ("BNY") for a $40 million credit facility which will be utilized to pay off the Company's existing facility with BT Commercial Corporation and provide an additional $25 million in working capital. The Company and its counsel are working around the clock to finalize the voluminous definitive loan documents and expect to close this facility in September.

- Through improved efficiencies and continued integration of the Company's subsidiaries, the Company recognized a net profit of $ 470,000 or $.02 per share during the quarter ended June 30, 1997.

         These recent accomplishments continue a trend of successes over the past few years.



                      CURRENT MANAGEMENT HAS BUILT DOMINION
             BRIDGE INTO A MAJOR INTERNATIONAL ENGINEERING, PROJECT
               MANAGEMENT AND CONSTRUCTION FIRM. THESE OPERATIONAL
           STRENGTHS SHOULD NOW BEGIN TO TRANSLATE INTO PROFITABILITY.

     -- Under the leadership of its current senior management, Dominion Bridge has become a major international provider of large scale engineering, procurement, construction, steel fabrication and shipbuilding services. Revenues have grown from $7 million in 1993 to $363 million in 1996, and are on track to reach $600 million in fiscal 1997.

     -- Through its strategy of acquisitions and internal growth, management has increased the Company's asset base to more than $250 million and employment to more than 6,500. In 1996, the Company acquired a controlling stake in McConnell Dowell Corporation Limited ("McConnell Dowell"), which is one of the premier engineering and construction firms in Asia-Pacific. The combined strength and synergies of the companies that Dominion Bridge has acquired have made Dominion Bridge a global force.

     -- Integration of the construction skills of Dominion Bridge Inc. with the engineering experience of McDonnell Dowell and the project management expertise of Davie Industries Inc. assures that there is no job in the infrastructure industry that is too complex for Dominion Bridge, whether onshore or offshore.

     -- Dominion Bridge has grown significantly in size and scope while maintaining a strong balance sheet that is currently free of long-term debt and is investing available financial resources in the business. The balance on a loan from BT Commercial Corporation has been reduced from $30 million to $15 million and management has recently engaged BNY to provide the Company with a $40 million line of credit, subject to due diligence and customary closing conditions.

     -- The Company has taken steps to improve profitability through stringent cost controls and elimination of non-essential expenses. Management is also implementing a comprehensive plan designed to achieve greater efficiencies in marketing worldwide.

     -- Having consolidated the 1996 acquisitions and instituted measures that are expected to improve each business segment's internal operations, Dominion Bridge is positioned to benefit from the synergies it has created. Management's primary goal for 1997 and beyond is to begin translating its new operational strengths into consistent long-term profitability.


     -- While the Company's stock price has suffered as management has implemented its growth strategy, no one is more aware of the stock price than the Company's senior officers, who beneficially own an aggregate of 3,885,792 shares of the Company's Common Stock. Further evidencing their commitment to the Company and confidence in its existing business plan, on August 19, 1997 senior management and other key employees exercised options at a premium to market price. This provided the Company with approximately $4.8 million of cash to pay needed expenses until the BNY line of credit is available. COMPARE THIS STAKE IN THE COMPANY TO THE KUHNS GROUP, WHICH OWNS ONLY 2,000 SHARES OF DOMINION BRIDGE COMMON STOCK. Given their significant equity stake in the Company, senior management is committed to enhancing stockholder value and believes that they have in place the plan to do so.

     AS OPPOSED TO THESE REAL SUCCESSES BY THE COMPANY'S MANAGEMENT AND ITS
          TANGIBLE FUTURE PLANS, THE COMMITTEE'S BUSINESS PLAN PROPOSAL
                        IS EXTREMELY VAGUE, QUESTIONABLE
                              AND HAS NO SUBSTANCE


     -- The Committee is, once again, attempting to wrest control of your Company based on an extremely vague and questionable proposal that calls for the Company to (i) acquire unknown start-up company First Key Project Technologies, Inc.; (ii) raise $45 million to acquire the remaining minority interest in McConnell Dowell; and (iii) assume and carry a $75 million contingent liability over the next 18-24 months in order to issue contingent value rights which cap shareholder value at $2.50 per share.



     -- The Committee's proposal raises numerous questions which are still left unanswered:

          -- Who is First Key Project Technologies, Inc.? The Committee's consent materials confirm that First Key is a start-up company with no track record and that the alleged $600 million dollar backlog consists solely of one contract valued at $100 million. Worse yet, the Company has been informed by industry sources that the remainder of this so-called backlog is in the early stages of development, there are no signed final agreements, no financing is in place and the projects are located in Cuba. This would pose an insurmountable problem because the Company, like all US corporations, cannot trade directly or indirectly with Cuba.


          -- Why would Dominion Bridge want to acquire a start-up company such as First Key? Why is the Committee proposing an acquisition while it continues to criticize the Company's current management for its recent successful acquisitions? How is the Committee raising the cash necessary for the First Key acquisition? How can the Committee justify the substantial dilution that would result from the issuance of up to 6 million additional shares of common stock to acquire an unknown start-up company?



          -- What are the Committee's true intentions with respect to McConnell Dowell? In its prior solicitation, the Committee initially called for the immediate acquisition of McConnell Dowell and later characterized its plan as a "rationalization" of the Company's investment in McConnell Dowell. In any event, how exactly does the Committee propose to acquire the minority interest in McConnell Dowell? Although the Committee finally acknowledges the significant legal limitations imposed on such an acquisition under Australian law, it provides no discussion of how it intends to overcome these legal restrictions. Additionally, how does the Committee propose to finance the approximately US $45 million to acquire the minority interest in McDonnell Dowell?


          -- Like its wavering on the McConnell Dowell investment, the Committee continues to send mixed signals with respect to its plan to issue contingent value rights. Assuming that the Committee now intends to issue such rights, how do the contingent value rights benefit the Company and its stockholders? How does the Committee propose to finance the $75 to $90 million liability created by the issuance of the contingent value rights and where is the back up financial guarantee for the rights? Why are the contingent value rights necessary given the fact that since 1996 the Company's stockholders have been protected by a rights plan which sets a higher minimum value than the contingent value rights? Most importantly, how does the Committee intend to deal with the devastating impact this will have on the Company's ability to obtain the bonding necessary to successfully operate the Company's business?



          -- If the Committee is successful in its consent solicitation, how will it finance the day to day operations of the Company given the fact that a change in management is an event of default under the Company's existing financing arrangements and that BNY has informed the Company that it would rescind its financing proposal if the Kuhns Group were to take control of the Company?

          Given the numerous questions left unanswered by the Committee's proposal, it is clear that the proposal has no substance and provides no value in the short term for the Company's stockholders.



             THE KUHNS GROUP OFFERS A PLAN THAT IS NOT ONLY WITHOUT
                 SUBSTANCE, BUT ALSO CONTRARY TO THE FUNDAMENTAL
                      PRINCIPLES OF DELAWARE CORPORATE LAW.


     -- The Kuhns Group is, once again, seeking to wrest control of your Company from current management by (i) removing, without cause, members of senior management; (ii) electing to positions of senior management the members of the Committee; and (iii) amending the Company's Bylaws to make it effectively impossible for the Board to function and to place the power of the Board in Kuhns.




     -- This amounts to an unlawful divestiture of your Board's power and duty to manage the business and affairs of the Company and is contrary to the fundamental principle of applicable Delaware law that Delaware corporations be managed by a board of directors. The Committee's proposal would not only radically alter this traditional framework, but also thwart the Company's current management structure which, as set forth in its Certificate of Incorporation, provides for board governance.



     -- In fact, one of the stated goals of the Committee is to "make it functionally impossible for the Board of Directors to conduct business on a regular basis." The members of the Committee hope that this will force the current members of the Board to resign so that the Committee can propose new nominees. Not surprisingly, the Committee has indicated that the replacement director nominees could very well be the members of the Committee. It is clear that the Committee desires to control the Company with little Board oversight.


            JOHN KUHNS, THE MAN SPEARHEADING THE COMMITTEE'S EFFORTS
                         TO TAKE CONTROL OF THE COMPANY,
                 HAS IN THE PAST LEFT A TRAIL OF SEC VIOLATIONS,
             SELF-ENRICHMENT AND EXTRAORDINARY LOSSES FOR INVESTORS.

     -- A 1984 New York Times article regarding Catalyst Energy Corporation said that as President and Chief Executive Officer of that company, Kuhns "alienated key investors and sent Catalyst's stock into a tailspin." Catalyst's share price went from a high of $29 to a low of $3.75.

     -- In 1987, while an executive of Catalyst, Kuhns made a hostile bid for a broker/dealer, Stifel Financial Corporation, which he later abandoned. For this takeover effort, Kuhns has been called a "corporate raider."

     -- While the stockholders and creditors of companies with which Kuhns has been associated have met with disastrous results, Kuhns has reaped enormous personal benefits. According to SEC reports, during three years as CEO of Catalyst, Kuhns received $1.3 million in salary, bonuses and benefits. Additionally, Kuhns received $912,550 in connection with the cancellation of options to purchase 274,600 shares of Catalyst common stock. Kuhns repeated this performance with New World Power Corporation, a company he founded in 1989. While he was Chairman and Chief Executive Officer of New World Power, Kuhns took salaries and benefits from 1993 to 1995 of $1.5 million and grants of New World Power stock and options to purchase an additional 1.29 million shares. Most egregiously, Kuhns arranged for New World Power to purchase and substantially renovate, at a cost of $2.5 million, a house in Litchfield County, Connecticut for his office, which it subsequently transferred to Kuhns as part of his severance package. This occurred despite the fact that during Kuhns' tenure, New World Power lost an aggregate of $65.3 million, including a stunning net loss of $41.3 million on its 1995 operations based on revenues of only $16.4 million.


     -- In an attempt to justify such enormous personal benefits, Kuhns states that he invested $4 million in New World Power. By contrast, based on the Committee's consent materials, Kuhns has invested less than $1,000 in Dominion Bridge.

     -- Due to Kuhns' failure to make required SEC filings while at New World Power, the SEC brought enforcement proceedings and a cease and desist order under the securities laws enjoining Kuhns from violations of Sections 13(d) and 16(a) of the Securities Exchange Act, and Rules 13d-1, 13d-2, 16a-2 and 16a-3 thereunder, following his failure to file reports reflecting his sales of over $3,105,000 of New World Power stock while its share price was falling.


     -- Based on the Committee's Consent Materials, Messrs. Kuhns and Mariash are "employed" by their own consulting firms and Mr. Dutton appears to be unemployed. Nominating themselves to serve as the three senior executives of a multi-million dollar international company and engaging in this second vexatious consent solicitation confirms that this solicitation is nothing more than a self-serving exercise to obtain high paying jobs in a company in which they have virtually no equity interest.




     -- The Committee is attempting to acquire the Company based on an extremely vague and questionable business proposal which would put John Kuhns, a person with a track record of wrecking companies and violating the law, into control of the Company without paying the Company's stockholders a single dime. Moreover, the Committee has not put forth any viable plan for enhancing stockholder value at Dominion Bridge.



     YOUR BOARD UNANIMOUSLY OPPOSES THE KUHNS SOLICITATION. THE BOARD URGES YOU NOT TO SIGN ANY BLUE CONSENT CARD SENT TO YOU BY HIS COMMITTEE.

     IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED THE BLUE CONSENT CARD YOU
HAVE EVERY RIGHT TO CHANGE YOUR MIND. WHETHER OR NOT YOU HAVE SIGNED THE BLUE CONSENT CARD, THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED GOLD REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ALTHOUGH SUBMITTING A CONSENT REVOCATION WILL NOT HAVE ANY LEGAL EFFECT IF YOU HAVE NOT SUBMITTED A CONSENT CARD, IT WILL HELP US KEEP TRACK OF THE PROGRESS OF THE STOCKHOLDER VOTE. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY.




         Thank you for your support.

                                                  Very truly yours,

                                                  The Board of Directors
                                                  Dominion Bridge Corporation

If you have any questions about giving your revocation of consent or require assistance, please call:

                                                  Morrow & Co., Inc.
                                                  909 Third Avenue, 20th Floor
                                                  New York, New York 10022
                                                  1-800-662-5200

                                                              PRELIMINARY COPY




                              September _____, 1997

REVOCATION OF CONSENT STATEMENT OF THE
  BOARD OF DIRECTORS OF
  DOMINION BRIDGE CORPORATION
  IN OPPOSITION TO A CONSENT SOLICITATION
  BY CERTAIN STOCKHOLDERS


     This Revocation of Consent Statement is furnished by the Board of Directors (the "Board") of Dominion Bridge Corporation, a Delaware corporation ("Dominion Bridge" or the "Company"), to the holders of outstanding shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), in connection with the Board's opposition to the solicitation (the "Kuhns Solicitation") of written stockholders' consents by a committee of John D. Kuhns, Kenneth W. Mariash and John M. Dutton, who call themselves "The Committee to Revitalize Dominion Bridge Corporation" and are referred to herein as the "Committee" or the "Kuhns Group." The Company believes that the Kuhns Group is seeking to effect a cheap take-over of the Company by (i) removing, without cause, members of senior management;
(ii) electing to positions of senior management the members of the Committee; and (iii) amending the Company's By-Laws to make it effectively impossible for the Board to function and to place the power of the Board in Kuhns. Having recently failed to achieve shareholder support sufficient to approve its proposals, this solicitation represents the Committee's second attempt to illegally obtain control of your Company. This statement and the enclosed GOLD Revocation of Consent Card are first being mailed to stockholders on or about September ____, 1997.


     THE BOARD UNANIMOUSLY OPPOSES THE KUHNS SOLICITATION. THE BOARD URGES YOU NOT TO SIGN ANY BLUE CONSENT CARD SENT TO YOU BY HIS COMMITTEE.

     IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED THE BLUE CONSENT CARD YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. WHETHER OR NOT YOU HAVE SIGNED THE BLUE
CONSENT CARD, THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED GOLD REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ALTHOUGH SUBMITTING A CONSENT REVOCATION WILL NOT HAVE ANY LEGAL EFFECT IF YOU HAVE NOT SUBMITTED A CONSENT CARD, IT WILL HELP US KEEP TRACK OF THE PROGRESS OF THE STOCKHOLDER VOTE. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY.



         If you have any questions about giving your revocation of consent or require assistance, please call:

                                              Morrow & Co., Inc.
                                              909 Third Avenue, 20th Floor
                                              New York, New York 10022
                                              1-800-662-5200


                              REASONS TO REJECT THE
                               KUHNS SOLICITATION


     In furtherance of their goal of taking over the Company BASED ON UNFUNDED PROMISES AND AN EXTREMELY VAGUE AND QUESTIONABLE BUSINESS PROPOSAL, the Kuhns Group is, once again, seeking written consents of the Company's stockholders to make it effectively impossible for your duly elected Board of Directors to fulfill their responsibilities to the stockholders, to remove without cause the existing senior management of the Company and to replace them with the members of the Committee, notwithstanding that they have articulated a vague business plan for the Company that provides no stockholder value, they have no meaningful experience in the Company's businesses and they have no relationships with the Company's suppliers, customers, financing sources or government agencies which have been and are providing support to the Company.



     This solicitation is identical to the Committee's first solicitation which was rejected by the stockholders. The Committee's decision to ignore this mandate and commence this second solicitation proves what the Company has been saying all along--that the Committee is not acting on behalf of or in the interest of the Company's stockholders, but rather for their own selfish interests. Accordingly, the Board of Directors is asking stockholders not to provide their consent and is soliciting from the Company's stockholders revocations of any consents that may have been given.


     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY BELIEVES THAT THE KUHNS GROUP PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND URGES STOCKHOLDERS TO REJECT THE PROPOSAL. YOUR BOARD OF DIRECTORS THEREFORE REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED GOLD REVOCATION OF CONSENT CARD, WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED AND RETURNED THE BLUE CONSENT CARD.


                               REASONS TO SUPPORT
                             THE BOARD OF DIRECTORS

     The Board of Directors strongly believes that the arguments set forth by the Kuhns Group are seriously flawed and misleading, and that the Kuhns Group's proposal lacks any viable plan for the Company.

     Furthermore, the Kuhns Group's attempts to take over Dominion Bridge would, the Board believes, deprive the Dominion Bridge stockholders of the opportunity to benefit from the progress now underway at Dominion Bridge.

     In furtherance of its commitment to increase long-term stockholder value, the Board has retained the investment banking firm of Legg Mason Wood Walker, Incorporated ("Legg Mason") to assist the Board in exploring strategic alternatives to enhance stockholder value and has formed a special committee of independent directors charged with the responsibility to work with and monitor the progress of Legg Mason. In its initial report to the Board, Legg Mason recommended that the Company seek a strategic investment partner or pursue the sale of the Company. Successful implementation of this strategy requires, among other things, a responsive and nimble Board. The Committee's proposal would paralyze your Board and unreasonably restrict the Board's ability to effectuate its plan to increase value for all stockholders. Although the Board is committed to enhancing stockholder value, as of the date of this statement, no transaction has been identified and there can be no assurance that the Company's initiative will result in a transaction.



     As a further expression of their support for Legg Mason's recommendation and confidence in the Company's current business plan, members of senior management and other key employees recently exercised options to purchase approximately 2.3 million shares of common stock at a premium to market. This provided the Company with approximately $4.8 million of cash for use until the BNY facility is available. Members of your Board and senior management now own in excess of 3.8 million shares in the Company while members of the Committee own just 2,000. Like their fellow stockholders, your Board of Directors and senior management have a substantial interest in the value of the Company's common stock and believe that the Committee's proposal is detrimental to the long term value of your investment in the Company.


     The fruits of the Company's strategy are becoming more and more apparent and hold, the Board believes, the potential to significantly improve future performance. In fact, the Company reported a net profit of $470,000 or $.02 per share for the quarter ended June 30, 1997. The Company has also executed a letter of intent with BNY Financial Corporation ("BNY") for a $40 million line of credit. The Company expects to close this financing in September. Now is not the time to interrupt this strategy and the work of current management.

     THEREFORE, THE BOARD URGES THAT STOCKHOLDERS NOT SUPPORT THE KUHNS GROUP AND URGES STOCKHOLDERS TO REVOKE ANY CONSENT THAT MAY HAVE BEEN GIVEN.

                     DESCRIPTION OF THE KUHNS GROUP PROPOSAL


     As set forth in their consent materials (the "Consent Materials") filed with the United States Securities and Exchange Commission (the "Commission"), the Kuhns Group is seeking nothing less than a total and complete immobilization of the Board in favor of Kuhns as Chairman. The proposed amendments to the Bylaws contain no less than eleven (11) impractical, onerous and exceedingly burdensome procedural mechanisms calculated to make effective Board action on any issue a near impossibility. The Kuhns Group's proposal (the "Proposal") expressly and unequivocally divests the Board of any authority to manage the affairs of Dominion Bridge including the basic and fundamental right to appoint its principal executive officers. By creating the office of "Chairman" with all encompassing powers to appoint and remove any and all other officers and manage the affairs of Dominion Bridge unchecked by its duly elected Board, the Kuhns Group will have created a "super manager", a concept which is foreign to both Delaware law and to well-managed public companies.


     The Kuhns Group's proposal contains a number of substantive provisions which effectively prohibit the Board from managing the business of Dominion Bridge. Most disturbing is the Kuhns Group's proposal to delete Article 2
Section 1 of the existing Bylaws which provides in its entirety as follows:

          General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

     By eliminating this Bylaw, the Kuhns Group seeks to deprive Dominion Bridge's duly elected Board of any express authority to manage the affairs of Dominion Bridge Corporation which, the Company believes, violates the framework for corporate governance established under Delaware law. In its place, the Kuhns Group proposes to create the office of "Chairman" with unfettered authority to perform the management function which is entrusted by statute to the Board.


     Specific proposed amendments prohibit the Board from appointing any of the officers of Dominion Bridge and empowers the stockholders to elect three senior officers. The most senior of these officers will be the "Chairman" who will have the power to appoint, remove and determine the compensation for all other officers. In a veiled attempt to classify the "Chairman" as a garden variety officer, throughout its Consent Materials, the Kuhns Group characterizes the "Chairman's" responsibilities as managing the "day-to-day" affairs of Dominion Bridge. As explained herein, the "Chairman" is a virtual substitute for the Board with powers and responsibilities beyond any corporate officer envisioned by or contemplated within applicable Delaware law and beyond the reach of your duly elected Board.



     To insure that the Board does not interfere in any way with the appointment of Dominion Bridge's officers and Kuhns' management of Dominion Bridge, the Kuhns Group proposes to prohibit the Board from removing, filling any vacancies or setting the compensation of any corporate officer.


     In addition to depriving the Board of any role in managing the affairs of Dominion Bridge on behalf of its stockholders, the Kuhns Group is seeking to make it nearly impossible for the Board to take any legitimate corporate action. The Consent Materials propose the following procedural amendments governing the internal operating procedures of the Board:

     1.   Unanimous attendance required for a quorum;

     2.   Unanimous vote to effectuate any Board action;

     3. Meetings may only be held in Delaware at Dominion Bridge's registered office;

     4.   Elimination of the Board's right to act by written consent;

     5. Prohibiting the compensation of, and the reimbursement of expenses incurred by directors;

     6.   Prohibiting telephonic Board meetings;

     7. Setting the number of directors at eight and thereafter, as established by the "Chairman;"

     8.   Requiring seven days notice for regular meetings;

     9.   Requiring unanimous Board consent to form a Board committee;

     10. Requiring committees to consist of at least two-thirds of the total number of directors; and

     11. Requiring unanimous attendance for quorum and unanimous vote to effectuate any action of any Board committee and requiring that all committee meetings be held at Dominion Bridge's registered office in Delaware.

     Reflecting the global scale of its operations, the Company has directors in Asia, Europe and North America. These provisions serve no legitimate purpose other than to thwart any reasonable effort by the Board to fulfill their fiduciary duties on behalf of the stockholders of Dominion Bridge. For example, the simple task of approving a single resolution, no matter how inconsequential, would entail the expenditure of substantial non-reimbursable expenses by every director, cross-country, international, transatlantic and transpacific travel, seven days written notice and the retention of facilities in Wilmington, Delaware.

     The flexibility provided by the current Bylaws is not only typical of most public companies, it allows your Board to quickly and efficiently respond to issues as they arise. Given the general nature of the Company's global construction business and current pressing issues, including the retention of Legg Mason and closing of the BNY facility, this flexibility is absolutely necessary in order to properly manage your Company.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
               THAT STOCKHOLDERS REJECT THE KUHNS GROUP PROPOSAL.

LEGAL PROCEEDINGS


     On May 23, 1997, the Kuhns Group commenced a lawsuit against the Company in Federal District Court in Wilmington, Delaware seeking a declaration that it should be permitted to solicit written consents from the Company's stockholders without violating federal securities laws and that the Company's Second Amended and Restated By-laws, particularly those provisions relating to the stockholder's right to take action by written consent and requiring advance notice of stockholders in order to submit a nominee to serve on the Company's Board of Directors, are invalid. The Committee alleges that the description of these provisions appearing in certain public filings, including the Company's 1997 Proxy Statement, render the election of directors at the Company's 1997 Annual Meeting void. With the exception of its claim that stockholders have the right to act by written consent, the Company believes that all claims asserted by the Kuhns Group are entirely without merit and is vigorously defending this matter. In that regard, on June 4, 1997 the Company filed its answer affirmatively denying the factual allegations and legal theories of the Committee along with a nine (9) count counterclaim. The counterclaim seeks declaratory and injunctive relief against the Committee for its illegal and improper consent solicitation in contravention of Delaware law and its violation of federal securities laws by disseminating materially false and misleading information to stockholders. The Company is also seeking damages for the Committee's unjustified and tortious interference with the Company's contractual and prospective relations and its conspiracy to harm the Company's business and prospects. At this time, motions are before the court with respect to the continuation of discovery on both the Committee's claim and the Company's counterclaim.



On June 2, 1997, the Company filed a complaint against Kuhns Group member John
M. Dutton in the United States District Court for the District of Delaware seeking a preliminary and permanent injunction against Mr. Dutton, and all other persons acting in concert with him, to prevent Mr. Dutton from continuing to engage in certain activities in furtherance of an allegedly illegal conspiracy to obtain control of the Company. During his eight-month tenure with the Company, Mr. Dutton maintained a position of trust and was privy to proprietary and confidential non-public information about the Company, its financial prospects, prospective projects and strategic business plans. Upon his resignation from the Company on May 12, 1997, the Company alleges that Mr. Dutton took his laptop computer, which contained numerous confidential files, and retained other confidential documents including financial statements and stockholder lists. The Company further alleges that he has been disseminating this confidential nonpublic information in his efforts to gain control of the Company and jeopardize the Company's current and potential contractual relationships. The Company is seeking injunctive and monetary relief based on Mr. Dutton's alleged breaches of his fiduciary and common law duties to the Company and his alleged misappropriation and misuse of confidential information. The above allegations are subject to proof by the Company. Although discovery has not been completed, Mr. Dutton has filed a motion for summary judgment with respect to all of the Company's claims. This motion has been opposed by the Company and is currently pending before the court. Motions with respect to the continuation of discovery are also pending before the court.

                              THE CONSENT PROCEDURE

     The record date for determination of the stockholders of the Company entitled to execute, withhold or revoke consents relating to the Kuhns Solicitation is the close of business on August 20, 1997 (the "Record Date"). Under Delaware law, unrevoked consents from the holders of record of a majority of the outstanding shares of Common Stock on the Record Date are necessary for the Company's stockholders to act by written consent to (i) remove, without cause, certain members of the senior management, (ii) replace them with the members of the Kuhns Group and (iii) amend the Company's By-Laws as proposed by the Committee. As of the Record Date, there were 31,432,648 shares of Common Stock outstanding, each entitled to one vote per share.

     Under Section 228 of the Delaware General Corporation Law, all consents will expire unless valid, unrevoked consents representing a majority of the outstanding shares of Common Stock of the Company are delivered to the Company within 60 days of the earliest-dated consent. A consent signed by Kuhns was filed with the registered agent of the Company in Delaware on August 20, 1997 establishing the Record Date and October 19, 1997 as the expiration date.

     The Company believes that the operation of the Proposal violates Delaware corporate law because, among other things, it divests your elected Board of responsibilities for managing the affairs of the Company.


     Section 141 of the Delaware General Corporation Law ("DGCL") sets forth the fundamental principle that the business and affairs of Delaware corporations are to be managed by a board of directors and that any deviations from this mandate must be expressly set forth in the DGCL or the certificate of incorporation. A board carries out these duties by, among other things, delegating authority to the officers of the corporation. As described herein, the proposed bylaw amendments are designed to prevent your elected Board from managing the affairs of the Company and vests such power in Kuhns thereby turning this basic principle of corporate governance established by the DGCL on its head by inverting the relative positions of the Board and the officers.


     This cornerstone of corporate governance has been consistently cited and recognized in the decisions of Delaware and other courts. In fact, almost every landmark decision by Delaware courts regarding the DGCL contains express reference to and is based, in part, on the fundamental principle that the board has a fiduciary duty to manage the business and affairs of Delaware corporations. See, for example Paramount Communications, Inc. v. QVC Network, Inc., 637 A.2d 34, 41-42 (Del. 1993), Paramount Communications, Inc. v. Time, Inc., 571 A.2d 1140, 1154 (Del. 1989), Unocal Corporation v. Mesa Petroleum, Inc., 493 A.2d 946 (Del. 1985) and Aronson v. Lewis, 473 A.2d 805, 812 (Del.
1984). In addition, courts interpreting Delaware law routinely invalidate extreme infringements on a board's inherent authority to manage Delaware corporations that are purportedly effected outside of the certificate of incorporation. See, for example Lehrman v. Cohen, 222 A.2d 800, 808 (Del. 1966) and Abercrombie v. Davis, 123 A.2d 893 (Del. Ch. 1960).


     Based on opinions of its counsel, the Company firmly believes that the Committee's proposal to radically alter the fundamental framework of corporate governance by placing the power of the entire Board in Kuhns and articulating its plan to seek additional stockholder action in the future as circumstances require without, at the very least, amending the Company's certificate of incorporation, violates applicable Delaware law. The question of the legality of the proposed bylaw amendments is presently pending before the Federal District Court for the District of Delaware, but has not been decided. Ultimately, the question of the legality of the bylaw amendments is expected to be determined by the courts and even if sufficient consents are obtained, the Board will take no action pursuant to the consents until a final decision has been rendered.


     A stockholder may revoke any previously signed consent by signing, dating and returning to the Company a GOLD Revocation of Consent Card. A consent may also be revoked by delivery of a written revocation of consent to the Committee. Stockholders are urged, however, to deliver all revocations of consents to Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022 (Facsimile No. 212-754-8300). The Company requests that if a revocation is instead delivered to the Committee, a photostatic copy of the revocation also be delivered to the Company, c/o Morrow & Co., Inc., at the address set forth above, so that the Company will be aware of all revocations. Any revocation of consent may itself be revoked at any time by signing, dating and returning to the Committee a subsequently dated [white] consent card sent to you by the Committee, or by delivery of a written revocation of such revocation of consent to the Company or the Committee.

     The Company will retain an independent inspector of elections in connection with the Kuhns Solicitation.

     Only stockholders as of the Record Date are eligible to execute, withhold or revoke consents in connection with this solicitation. Persons owning Common Stock beneficially (but not of record), such as persons whose ownership of Common Stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the GOLD revocation card on their behalf or to have such broker's, bank's or financial institution's nominee (such as Cede & Co.) execute such a revocation card.

     If you have any questions concerning this Revocation of Consent Statement or need assistance in executing the enclosed GOLD revocation card, please contact Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022 (Telephone No. 1-800-662-5200).


     Carefully review this Revocation of Consent Statement. YOUR RESPONSE IS IMPORTANT. You are urged not to sign any blue consent cards. Instead, reject the Committee's solicitation efforts by promptly completing, signing, dating and mailing the enclosed GOLD revocation card. Please be aware that if you sign a blue card but do not check any of the boxes thereon, you will be deemed to have consented to the Kuhns Group's proposals.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


     Based on information publicly available to the Company and certain records of the Company, the following table sets forth, as of August 20, 1997, certain information concerning the stock ownership of all persons known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, based upon filings with the Securities and Exchange Commission, as well as the beneficial ownership of such Common Stock, as of such date, of all executive officers and directors, individually and as a group.



                                                                    PERCENTAGE
                                            SHARES OWNED                OF
                                            BENEFICIALLY            OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER        AND OF RECORD            SHARES(1)
------------------------------------        -------------            ---------
Michel L. Marengere                          6,557,560(2)              20.9%
500 Rue Notre Dame
Lachine Quebec, Canada H8S 2B2


Nicolas Matossian                            6,557,560(3)              20.9%
500 Rue Notre Dame
Lachine
Quebec, Canada H8S 2B2

Rene Amyot                                      61,000(4)               (5)
523 Cote Ste.  Anne
Ste.  Anne de Beaupre
Sante-Foy
Quebec, Canada G0A 3C0

Reynald Lemieux                                 26,000(4)               (5)
1340 Duquet
Sillery
Quebec, Canada G1S 1A9

Louis Berlinquet                                25,000(6)               (5)
500 Rue Notre Dame
Lachine
Quebec, Canada H8S 2B2

Peter P. Gil                                    25,000(6)               (5)
500 Rue Notre Dame
Lachine
Quebec, Canada H8S 2B2

Andrew Choa                                     25,000(6)               (5)
3801-4 Edinburgh Tower
The Landmark
16 Queens Road
Hong Kong

Ladislas O. Rice                                25,000(6)               (5)
19 Redington Road
London, England NW3 7QX

                                                                                      PERCENTAGE
                                                               SHARES OWNED                OF
                                                               BENEFICIALLY           OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                           AND OF RECORD            SHARES(1)
------------------------------------                           -------------            ---------
Robert Chartier                                                     20,000 (7)             (8)
500 Rue Notre Dame
Lachine
Quebec, Canada H8S 2B2

J.  Arthur Gelinas                                                  20,000 (8)             (5)
500 Rue Notre Dame
Lachine
Quebec, Canada H8S 2B2

Olivier Despres                                                          -                  -
500 Rue Notre Dame
Lachine
Quebec, Canada H8S 2B2

Douglas A. Gerrard                                               6,557,560 (9)           20.9%
C/O Deer Parke Capital Management L.L.C.
650 Dundee Road, Suite 640
Northbrook, Illinois 60062

Leonard Feldman                                                  6,557,560 (9)           20.9%
C/O Deer Parke Capital Management L.L.C.
650 Dundee Road, Suite 640
Northbrook, Illinois 60062

Dominion Park Equities, L.L.C.                                   6,557,560 (10)          20.9%
C/O Deere Park Equities, L.L.C.
650 Dundee Rd., Suite 460
Northbrook, IL 60062

Deere Park Equities, L.L.C.                                      6,557,560 (11)          20.9%
650 Dundee Rd., Suite 460
Northbrook, IL 60062

Wellgate International Ltd.                                      6,557,560 (12)          20.9%
C/O Dominion Bridge Corporation
500 Notre Dame
Lachine
Quebec, Canada H8S 2B2



All Directors and Officers as a group (11 persons)

                                                                 6,744,560               21.4%



(1) Except as otherwise indicated, percentages are presented after rounding to the nearest tenth and include the total number of shares outstanding and the number of shares which each person has the right to acquire, within 60 days through the exercise of options, pursuant to Item 403 of Regulation S-K and Rule 13d-3(d)(1), promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Percentages for the total of all persons and the total of all officers and directors include all outstanding shares and all shares which such persons have the right to acquire within 60 days.


     (2) As a manager of Dominion Park Equities, L.L.C. ("Dominion Park") which is the record owner of 4,490,100 shares of Common Stock and holds a proxy with respect to an additional 2,067,460 shares, Mr. Marengere has shared voting power with respect to all of these shares, shared investment power with respect to 4,490,100 of these shares and is deemed to beneficially own all such shares. Also includes 1,359,792 shares held of record by Fidutech Technologies, Inc. as to which Mr. Marengere has shared investment power. Mr. Marengere is the sole stockholder of Gestion Edinov Inc. and Services M.L. Marengere, Inc. which own, in the aggregate, 75% of Fidutech. Also includes 500,000 shares held of record by Wellgate International Ltd. ("Wellgate") over which Mr. Marengere has shared investment power. Mr. Marengere is an executive officer, director and shareholder of Wellgate.



     (3) As a manager of Dominion Park which is the record owner of 4,490,100 shares of Common Stock and holds a proxy with respect to an additional 2,067,460 shares, Mr. Matossian has shared voting power with respect to all of these shares, shared investment power with respect to 4,490,100 of these shares and is deemed to beneficially own all such shares. Also includes 50,000 shares over which Mr. Matossian has sole investment power, 4,000 of which held of record by Greyhorse Resources (Canada) Ltd. Mr. Matossian is the sole director, officer and shareholder of Greyhorse. Also includes 500,000 shares held of record by Wellgate over which Mr. Matossian has shared investment power. Mr. Matossian is an executive officer, director and shareholder of Wellgate.




(4) Includes 25,000 shares of Common Stock that may be issued pursuant to stock options exercisable at $2.00.


(5)  Less than 1%.

(6) Consists of shares of Common Stock that may be issued pursuant to stock options exercisable at $2.00.


(7) Represents shares of Common Stock held of record by Mr. Chartier over which he has sole investment power. These shares are subject to a proxy which vests Dominion Park with sole voting power.



(8) Represents shares of Common Stock held of record by Mr. Gelinas over which he has sole investment power. These shares are subject to a proxy which vests Dominion Park with sole voting power.



(9) As managers of Dominion Park which is the record owner of 4,490,100 shares of Common Stock and holds a proxy with respect to an additional 2,067,460 shares, Messrs. Gerrard and Feldman have shared voting power with respect to all of these shares, shared investment power with respect to 4,490,100 of these shares and are deemed to beneficially own all such shares.



(10) Dominion Park is the record owner of 4,490,100 shares of Common Stock and holds a proxy with respect to an additional 2,067,460 shares.
     Dominion Park is deemed to beneficially all of these shares.



(11) Consists of shares of Common Stock beneficially owned by Dominion Park. Deere Park is a member of Dominion Park and may also be deemed to beneficially own such shares.



(12) Includes shares of Common Stock beneficially owned by Dominion Park. Wellgate is a member of Dominion Park and may also be deemed to beneficially own such shares. Also includes 500,000 shares held of record by Wellgate over which Wellgate has sole investment power. These shares are subject to a proxy which vests Dominion Park with sole voting power.




                          SOLICITATION OF REVOCATIONS

     COST AND METHOD

     The cost of the solicitation of revocations of consent will be borne by the Company. It is estimated that the Company spent $500,000 in opposing the Committee's first consent solicitation. The Company estimates that the total expenditures relating to the Committee's current solicitation (other than salaries and wages of officers and employees, but including costs of litigation related to the solicitation) will be approximately $300,000, of which approximately $20,000 has been spent as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations by mail, in person or by telecommunication.


     The Company has retained Morrow & Co., Inc. ("Morrow"), professional consent revocation solicitors, at an estimated fee of $20,000 per month plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. Morrow has advised the Company that approximately 40 employees of Morrow will be involved in the solicitation by Morrow on behalf of the Company.


PARTICIPANTS IN THE SOLICITATION


     Under applicable regulations of the SEC, each of the directors of the Company, executive officer Olivier Despres and Deere Park Equities, L.L.C. ("Deere Park") may be deemed to be a "participant" in the Company's solicitation of revocations of consent. The business address of each director, Mr. Despres and Deere Park is provided above under "Security Ownership of Certain Beneficial Owners and Management."



Based on information publicly available to the Company, the following is a listing of transactions in Common Stock by the Company's participants during the last two years: (1) On August 19, 1997, Messrs. Marengere, Matossian, Amyot and Despres entered into an agreement with Deere Parke which involved the transfer of 1,500,000 shares of common stock acquired upon the exercise of options and the grant of a proxy with respect to 1,909,792 shares to Dominion Park, L.L.C. ("Dominion Park"). In connection with this transaction, Deere Park made a $4,800,000 loan to certain members of management and others to fund the exercise of certain options and agreed to transfer 2,110,000 shares to Dominion Park. As a result of these transactions, Dominion Park will have the power to vote 6,557,560 shares of common stock, or 20.9% of the outstanding shares. Additionally, Messrs. Marengere and Matossian will serve as managers of Deere Park and will have shared voting power with respect to all 6,557,560 shares; (2) On March 31, 1997 Rene Amyot acquired 1,000 shares of Common Stock in open market transactions at a purchase price of $1.625 per share; (3) On April 15, 1997 Reynald Lemieux acquired 1,000 shares of Common Stock in open market transactions at a purchase price of $1.7875 per share; (4) on March 13 and June 18, 1997 Nicolas Matossian acquired 25,000 and 50,000 shares of Common Stock, respectively, in open market transactions at purchase prices of $1.875 and $1.1875 per share, respectively; and (5) on August 7, 1997, Deere Park purchased 1,850,000 shares of Common Stock from certain institutional investors in a private transaction at $2.015 per share, between August 1 and 19, 1997, it purchased an additional 260,100 shares in open market transactions at prices ranging from $1.7185 to $1.9375 per share and on August 19, 1997, it transferred all such shares to Dominion Park. Information about the present stock ownership interest of the Company's participants is provided in "Security Ownership of Certain Beneficial Owners and Management."


OTHER CONTRACTS, ARRANGEMENTS AND UNDERSTANDINGS WITH PARTICIPANTS

        SERVICE AGREEMENTS

     Effective February 1, 1995, the Company entered into three-year service agreements with Michel L. Marengere as Chairman and Chief Executive Officer and Nicolas Matossian as President and Chief Operating Officer.

     The service agreements with Messrs. Marengere and Matossian (individually an "executive") contain "change in control" language which provides the executive with certain benefits, including payment to the executive in the amount of three times his base compensation, if the executive is terminated for "good reason," as that term is defined in the service agreements, following a change in control of the Company. The service agreements provide that a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date thereof, promulgated under the Exchange Act; provided, however, that, without limitation, such a change in control shall be deemed to have occurred if (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for Michel L. Marengere, or a company controlled by him, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities; (B) there occurs a contested proxy solicitation of the Company's stockholders that results in the contesting party obtaining the ability to vote securities representing 20% or more of the combined voting power of the Company's then outstanding securities; (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a "change in control" shall not be deemed to have occurred for purposes of the service agreements (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company, or a merger, consolidation or other reorganization involving the Company and the executive, alone or with other officers of the Company, or any entity in which an executive (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out."

     If a "change in control" had occurred as of the end of the Company's last fiscal year ("Fiscal 1996"), Messrs. Marengere and Matossian would have been entitled to receive $1,080,000 and $720,000, respectively, based on their base compensations pursuant to their respective service agreements. In addition, since their service agreements are for three year terms ending January 31, 1998 they would also be entitled to receive their base compensation during the terms of their respective service agreements.

     Pursuant to the Company's 1995 Stock Option Plan (the "1995 Plan"), nonqualified and incentive stock options and limited stock appreciation rights may be granted to each of the named executive officers. Under the 1995 Plan, upon a "change in control" of the Company, as defined in the 1995 Plan (which is defined in essentially the same manner as in the service agreements), optionees are entitled, upon approval by the Compensation Committee, to receive, upon surrender of the related stock option and exercise of any limited stock appreciation right, cash in an amount equal to the difference between the exercise price per share of Common Stock under the option and the fair market value of a share of Common Stock.

     If a change in control had occurred on September 30, 1996, based on a market price of $2.00 per share on that date, no payment would have been required to be made.


     SCHEDULE 13D FILED BY DEERE PARK EQUITIES, L.L.C.



     On August 19, 1997 Deere Park and others filed a Schedule 13D (the "13D") with the Securities and Exchange Commission which was subsequently amended on September 16, 1997. The 13D states that Deere Parke, certain members of management and others have formed a "group" with respect to the voting of shares of the Company's Common Stock. The 13D further states that the group opposes the Kuhns solicitation and that certain members of the group are in the process of formulating a proposal with a third party regarding a business combination with the Company. To date, no such proposal has been presented to the Company and any proposal submitted will be subject to the same review and scrutiny as all other proposals received by the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of September 30, 1996, a subscription receivable in the aggregate amount of $1,824,000 was owed to the Company by Mr. Marengere or his affiliates. During Fiscal 1996, Mr. Marengere was indebted to the Company in maximum amount of $781,000. This outstanding debt has been satisfied in full. During Fiscal 1994, the Company advanced $1,734,000 to a stockholder, Fidutech Technologies, Inc. and its affiliates ("Fidutech"), which are controlled by Messrs. Marengere and Amyot. As of July 1, 1994, $1,155,000 of this amount was assumed by the acquirer of Edinov. The balance of $579,000 was non-interest bearing and has been paid in full. In connection with the Settlement of a derivative action brought against the Company and Messrs. Marengere and Amyot, Messrs. Marengere and Amyot have agreed to cause Fidutech to guarantee the payment of the assumed debt.

     During Fiscal 1996, the Company paid $80,418 in fees to Rene Amyot, a director, for consulting and legal services provided to the Company.


     In August 1997, certain directors and executive officers exercised options to purchase shares of the Company's Common Stock. See "PARTICIPANTS IN THE SOLICITATION."


OTHER AGREEMENTS

     Except as otherwise set forth in this Revocation of Consent Statement, to the best of the Company's knowledge, (i) no participant referred to above is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any shares of Common Stock, and (ii) neither any of the participants referred to above nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transaction as to which the Company or any of its affiliates will or may be a party.

                           1998 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company as its principal office in Lachine, Quebec, on or before October 2, 1997.

     We appreciate your support and encouragement.

                                            On Behalf of the Board of Directors,

                                            Olivier Despres
                                            Secretary

                                    IMPORTANT


     The Board of Directors urges you NOT to return any BLUE consent card solicited from you. If you have previously returned any such consent card you have every right to change your vote. Simply sign, date and mail the enclosed GOLD Revocation of Consent Card in the postage-paid envelope provided, whether or not you previously returned the blue consent card.






     For additional information or assistance, please call Morrow & Co., Inc., our soliciting agent, toll free at 1-800-662-5200. Morrow & Co., Inc.'s address is 909 Third Avenue, 20th Floor, New York, NY 10022.

                                                               PRELIMINARY COPY

                              REVOCATION OF CONSENT
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           DOMINION BRIDGE CORPORATION


        The undersigned, a holder of shares of Common Stock, par value $.001 per share (the "Common Stock"), of Dominion Bridge Corporation (the "Company"), acting with respect to all shares of Common Stock held by the undersigned at the close of business on August 20, 1997, hereby acts as follows concerning the proposals of the Committee to Revitalize Dominion Bridge Corporation (the "Committee") set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY URGES YOU TO EXECUTE THE "YES, REVOKE MY CONSENT" BOX.

PROPOSAL OF THE COMMITTEE

          RESOLVED, that the Bylaws of the Company are hereby repealed in their entirety.

          RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated September ___, 1997 of the Committee to Revitalize Dominion Bridge Corporation contained in Article I (relating to Stockholders) are approved and adopted.


          RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated September ____, 1997 of the Committee to Revitalize Dominion Bridge Corporation contained in Article II (relating to Directors) are approved and adopted.


          RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated September _____, 1997 of the Committee to Revitalize Dominion Bridge Corporation contained in Article III (relating to Officers), Article IV (Certificates of Stock) and Article V (General Provisions) are approved and adopted.

          RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated September ____, 1997 of the Committee to Revitalize Dominion Bridge Corporation contained in Article VI (relating to the

          Power to Amend) and Article VII (relating to the Sunset Provision) are approved and adopted.

          RESOLVED, that in accordance with Article III, Section 3 of the Bylaws and in the best interests of the Company, Michel L. Marengere, Nicolas Matossian and Olivier Despres are hereby removed as Chairman and Chief Executive Officer, President and Chief Operating Officer, and Vice President and Corporate Secretary, respectively.

          RESOLVED, that in accordance with Article III, Section 2 of the Bylaws, John D. Kuhns, Kenneth W. Mariash and John M. Dutton are hereby elected Chairman, President and Secretary, respectively.


         / / YES, REVOKE MY CONSENT / / NO, DO NOT REVOKE MY CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY URGES YOU TO EXECUTE THE "YES, REVOKE MY CONSENT" BOX.


         UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

         UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

                  Dated: _________________________, 1997

                  ___________________________________________________________
                  Signature (Title, if any)

                  ___________________________________________________________
                  Signature (if held jointly)

                  Please sign exactly as your name appears hereon. Persons signing as Executors, Administrators, Trustees, etc. give full title as such. Joint owners should both sign.